UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2009

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

As previously reported, a subsidiary of BGC Partners, Inc. (“BGC” or “Registrant”) had hired new brokers who had been employed by subsidiaries of competitor Tullett Prebon Group to supplement its existing New York trading desks and expand its brokerage opportunities for clients. It was also previously reported that on August 25, 2009, Tullett Liberty Securities LLC (“Tullett”) informed BGC that it had filed a FINRA dispute resolution claim (the “FINRA Claim”) in New York, N.Y. against BGC Financial, L.P., an affiliate of BGC, one of BGC Financial, L.P.’s officers, and certain persons formerly or currently employed by Tullett in regard to the decision by approximately 52 Tullett employees to terminate their employment with Tullett and join BGC. Since that time, BGC subsidiaries have hired additional brokers from Tullett and its affiliates. Overall, the new hires include brokers in corporate bonds, U.S. Treasuries, fixed dates products and mortgage-backed securities. BGC believes Tullett and its affiliates caused the resignation of their employees by, among other things, promising a trading technology platform that was never delivered, failing to pay certain employees monies that they were due, insisting on moving desks from New York to New Jersey, refusing to allow some employees to broker trades with certain entities, and interfering or attempting to interfere with their employees’ contracts for future employment with BGC companies. BGC also believes Tullett and its affiliates have intimidated and harassed employees who have given notice of their intention to resign and have interfered with BGC’s affiliates’ valid contractual relationships with these employees. BGC believes that Tullett and its affiliates have acted wrongly toward many other employees who are likewise dissatisfied with it and may seek employment elsewhere, including at BGC. Indeed, prior to the filing of the FINRA Claim, certain Tullett employees and others had filed two FINRA arbitrations seeking relief based on Tullett’s misconduct.

On October 22, 2009, Tullett Prebon plc filed a complaint in the United States District Court for the District of New Jersey against BGC captioned Tullett Prebon plc vs. BGC Partners, Inc. (the “New Jersey Complaint”). The New Jersey Complaint asserts claims relating to decisions made by approximately 81 brokers to terminate their employment with Tullett and its affiliates and join BGC. In its complaint, Tullett Prebon plc makes a number of allegations against BGC related to raiding, unfair competition, New Jersey RICO, and other claims arising from their employment by BGC. Tullett Prebon plc is claiming compensatory damages against BGC in excess of $1 billion for various alleged injuries as well as exemplary damages. It also seeks costs and an injunction against additional hirings.

The New Jersey Complaint appears to incorporate the damages sought in the FINRA Claim, repeats many of the allegations raised in the FINRA Claim and also references proceedings that Tullett affiliates have filed outside of the United States. BGC intends to vigorously defend against these claims, believes that it has substantial defenses to the claims, and believes that Tullett is attempting to use the judicial and industry dispute resolution mechanisms in an effort to shift blame to BGC for Tullett’s own failures. Management has concluded that Tullett Prebon plc’s liability and damages theories against BGC in the New Jersey Complaint are unwarranted and unprecedented. However, no assurance can be given as whether Tullet or Tullett Prebon plc may actually succeed against either BGC or any of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

By:	/s/ HOWARD W. LUTNICK
Name:	Howard W. Lutnick
Title:	Chairman & CEO

Date: October 29, 2009

[Signature page to Form 8-K regarding Tullett New Jersey filing]